REXHALL INDUSTRIES, INC.
                   46147 North 7th Street West
                   Lancaster, California 93534



             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


The annual meeting of shareholders of Rexhall Industries, Inc. ("Company") will be held at the Lancaster plant, 46147 North 7th Street West, Lancaster, California, 93534 on Tuesday, May 26, 1998, at 2:00 p.m., California time for the following purposes:

1.   To elect its Board of Directors to serve for the ensuing year;

2. To ratify the selection of KPMG Peat Marwich LLP as the independent public accountants of the Company for the year ending December 31, 1998;

3. To transact such other business as may properly come before the meeting or any adjournments thereof.


The stock transfer books of the Company will not be closed, but only holders of common stock of records at the close of business on April 20, 1998 will be entitled to vote at the meeting.

Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend.


                                           Cheryl L. Rex
                                           Secretary
DATED: April 20, 1998

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                     REXHALL INDUSTRIES, INC.
                   46147 North 7th Street West
                   Lancaster, California 93534


          PROXY STATEMENT FOR ANNUAL MEETING TO BE HELD
                     MAY 26, 1998, 2:00 P.M.


Your proxy is solicited on behalf of the Board of Directors of Rexhall Industries, Inc. ("Company") for use at the annual meeting of shareholders to be held on the above date at 46147 7th Street West, Lancaster, California, 93534. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares will be voted for the election of the four (4) nominees for director named herein, for approval of the amendments of the Company's 1989 Incentive and Non-statutory Stock Option Plan, and for the approval of KPMG Peat Marwich LLP as the Company's independent accountants for the year ending December 31, 1998. A proxy given by a shareholder may be revoked at any time before it is exercised by notifying the Secretary of the Company in writing of such revocation, by giving another proxy bearing a later date or by voting in person at the meeting.

The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of common stock of the Company.

The Company's annual report, including financial statements for its fiscal year ended December 31, 1997, is being mailed to all shareholders concurrently herewith. The annual report is not part of the proxy materials.

The Company's annual report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, is available without charge upon written request from the Secretary of the Company at the address set forth above.

Holders of common stock of record at the close of business on April 17, 1998 will be entitled to vote at the meeting. There were 2,713,891 shares of common stock outstanding on that date. Each share is entitled to one vote and a majority of the shares of common stock outstanding is necessary to constitute a quorum for the meeting. The shareholders have cumulative voting rights in the election of directors. Under the cumulative voting method, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires. A shareholder may not cumulate his votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and unless a shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. If any shareholders give such notice, all shareholders may then cumulate their votes.

                      ELECTION OF DIRECTORS


The Company's directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The number of directors presently authorized by the By-laws of the Company is four (4).

Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitutes the Company's Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominees become unavailable or unable to serve as a director of the Company prior to voting, the proxy holders will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Nominees

Information concerning the nominees based on data furnished by them is set forth below:

William J. Rex, age 47, a founder of the Company, has served as the Company's Chief Executive Officer from its inception as a general partnership to date. Upon commencing operations in corporate form, Mr. Rex became the Company's President and Chairman of the Board, offices which he continues to hold.
From March 1983 until founding the Company, Mr. Rex served in various executive capacities for Establishment Industries, Inc., a manufacturer of Class A and Class C motorhomes which was acquired in June 1985 by Thor Industries, Inc., a large manufacturer of recreational vehicles. His last position with Establishment Industries, Inc. was President. From 1970 until March 1983, Mr. Rex was employed in various production capacities by Dolphin Trailer Company, a manufacturer of a wide range of recreational vehicles products. At the time he left Dolphin Trailer Company (which changed its name to National R.V., Inc. in 1985), Mr. Rex was Plant Manager in charge of all production and research and development.

Donald C. Hannay, Sr., age 70, joined the Company in December 1987 and is responsible for product sales. He became a director in May 1989. From April 1982 until August 1987, he was employed by Establishment Industries, Inc. as Vice President, Sales and Marketing, where he built Establishment's dealer network and was responsible for dealer sales. From August 1987 until joining the Company, he was employed as General Sales Manager by Komfort Industries of California, Inc., a recreational vehicle manufacturer located in Riverside, California.

Al J. Theis, age 80, joined the Company as its Chief Financial Officer and a member of the Board of Directors in August 1987. In February 1991, he resigned as Chief Financial Officer and began serving the Company as a consultant, for financial matters and in development of global sales. He continues to serve as a member of the Board of Directors. From July 1984 until joining the Company, Mr. Theis was self-employed as a management consultant to recreational vehicles industry manufacturers. From February 1982 until June 1984, he was employed by Establishment Industries, Inc. as Chief Financial Officer and Corporate Planner.

Robert A. Lopez, age 58, is President of Nickerson Lumber and Plywood.
Mr. Lopez started his employment with Nickerson as an outside salesman in 1969 and in 1980 he became a partner and purchased Nickerson Lumber stock.
He was elected as President of Nickerson in 1981. His background in marketing products is primarily to residential builders, manufactured housing and recreational vehicle assemblers. Mr. Lopez will be a great asset to further developments of marketing Rexhall products in both the domestic and global markets. In his spare time, if any, Mr Lopez is captain of the San Fernando Rangers, a non-profit organization working to use horses as therapeutic conditioning for mentally and physically disabled children.

Information Concerning Directors and Committees

During 1997, there were four meetings of the Board of Directors. Outside directors receive $350 per meeting for serving the Company as members of the Board. Directors may also be reimbursed for reasonable expenses relating to attendance at Meetings of the Board or a Committee of the Board. Each director attended all of the board meetings held during his tenure as a director in 1997.

These are the following Committees of the Board of Directors:

Audit Committee. The Audit Committee consist of William J. Rex, Al J. Theis and Robert A. Lopez. The Audit Committee is to meet with representatives of the Company's independent auditors and with representatives of senior management. The committee recommends the engagement or discharge of the Company's independent auditors, consults with the auditors as to the adequacy of internal accounting procedures and reviews and approves financial statements and reports. The Audit Committee met one time in 1997.

Compensation Committee.  The Compensation Committee consists of William
J. Rex, Al J. Theis and Robert A. Lopez. The Compensation Committee is responsible for reviewing and reporting to the Board on the recommended annual compensation for officers including salary, bonuses, and other forms of compensation and renumeration and also administers the Company's Stock Option Plan. The Compensation Committee four times in 1997.

The Company has no standing nominating or similar committee whose function is to consider or recommend nominees to the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information regarding the ownership of the Company's Common Stock by (I) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock,
(ii) each of the Company's directors beneficially owning Common Stock and
(iii) all of the Company's officers and directors as a group as:


                                      Number of        Percent of
Name of Beneficial Owner               Shares         Outstanding
or Indentity of Group               Beneficially       Shares at
                                      Owned (1)      March 31, 1998

     William J. Rex (1).....          1,360,485          50.13%
     c/o Rexhall Industries
     46147 7th Street West
     Lancaster, California 93534

     All Directors and
     Officers as a Group (5
     persons)                         1,372,612          50.57%

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock Shown as Beneficially owned by him, subject to applicable community property law.

Executive Compensation

The following table sets forth certain information as to each of the three highest paid(1) of the Company's executive officers whose cash compensation exceeds $100,000 for the year ended December 31, 1997.

                    SUMMARY COMPENSATION TABLE
                       Annual Compensation

Name and                                                  Other Annual
Principal Position       Year    Salary ($)  Bonus($)    Compensation (2)

William J. Rex            97    250,000     168,243
President & CEO           96    250,000     199,890            ______
                          95    250,000     324,000            ------

Donald C. Hannay, Sr.     97     52,800     170,391
V.P. of Sales & Marketing 96     52,800     171,550            ______
                          95     53,800     168,000            ------

Juan Arias(3)             97     ------     -------            ------
V.P. of Production        96    73,600       99,000            ______
                          95    85,000      114,000            ------

Marco A. Martinez         97    101,000     -------            ------

(1) Note: Only three executive officers received cash compensation in excess of $100,000.

(2) The unreimbursed incremental cost to the Company of providing perquisites and other personal benefits during 1997 did not exceed, as to any named officer, the lesser of $50,000 or 10% of the total 1997 salary and bonus paid to such named officer and, accordingly, is omitted from the table. These benefits included (I) reimbursement for medical expenses and
(ii) amounts allocated for personal use of a company-owned automobile provided to Mr. Rex.

(3)  Not a complete year for Juan Arias, resigned November 1996.

Compensation Committee Report

On August 1, 1996, the Company renewed for 5 years (expires July 31, 2001) an employment agreement with William Rex. The employment agreement provides for an annual salary of $250,000 plus a bonus determined monthly in the amount of 10% before bonus and taxes. Other Executive Officers are compensated based on the following factors as determined by the Board of

Directors: (1) the financial result of the Company during the prior year,
(2) compensation paid to executive officers in prior years,
(3) extraordinary performance during the year and (4) compensation of executive officers employed by competitors.

Directors who are not Executive Officers are paid $350 per Board Meeting and there are four Board Meetings per year.

The Company also has an incentive program under which it pays supervisory employees involved in sales and production a cash bonus based on specific performance criteria. Committee members: William J. Rex, Robert A. Lopez and Al J. Theis.

Stock Option Plan

In May 1989, the Company adopted the 1989 Incentive and Nonstatutory Stock Option pursuant to Section 422A of the Internal Revenue Code of 1986, as amended to (i) key employees, and (ii) to directors and consultants to the Company designed by the Board as eligible under the Option Plan. Under the Option Plan, options for up to 225,000 shares maybe granted.

The following table sets forth information as to all options to purchase Common Stock which were granted to Executive Officers specified in the table under "Cash Compensation" above who received options during the year ended December 31, 1997:

                             Option/SAR Grants

                       # of Securities  % of Total
                         Underlying     Options/SARs
Name                    Options/SARs    Grant to       Exercise   Expiration
                   Year  Granted(#)   Employees in     or Base       Date
                                      Fiscal Year      Price ($/Sh)
William J. Rex     1997        -0-           -0-             -0-
                   1996        -0-           -0-             -0-
                   1995        -0-           -0-             -0-

William M. Hill(1) 1997        -0-           -0-             -0-
                   1996        -0-           -0-             -0-
                   1995      10,000          48%           $3.25      2/2000


Donald C. Hannay   1997        -0-            -0-            -0-
                   1996        -0-            -0-            -0-
                   1995      11,000           52%         $3.25-    2/2000


(1) Mr. Hill resigned from the Company in February, 1995.

                            Option/SAR grants Canceled

                                  Number of       % of Total Option
                                  Securities      Grants canceled
                                  Underlying       to employees    Base Price
Name                Year          Options/SARs                        (S/SH)
                               Grants Canceled (#)


William J. Rex     1997          -0-                -0-                 -0-
                   1996          -0-                -0-                 -0-
                   1995          -0-                -0-                 -0-


William M. Hill(1) 1997          -0-                -0-                 -0-
                   1996        10,000               100%              $3.25
                   1995          -0-                -0-                 -0-


Donald C. Hannay   1997          -0-                -0-                 -0-
                   1996          -0-                -0-                 -0-
                   1995          -0-                -0-                 -0-


Juan Arias         1997          -0-                -0-                 -0-
                   1996          -0-                -0-                 -0-
                   1995        11,000               39%               $3.25

(1)  Mr. Hill resigned from the Company in February 1995.


No director who was not an Executive Officer was granted any stock options during the year ended December 31, 1997. There were no stock options granted in 1997.

Recent Accounting Pronouncements - The Company adopted State of Financial Accounting Standard No. 129 (SFAS No. 129), Disclosure of Information about Capital Structure in fiscal 1997. Statements No. 129 require the disclosure of information about an entity's capital structure. SFAS No. 129 applies to all entities. Adoption of this statement was immaterial to the financial statements.

In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires all items thatare required to be recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 does not requires specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period covered by that financial statement. SFAS No. 130 requires an enterprise to
(a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS
No. 130 is effective for fiscal years beginning after December 15, 1997. Management has not determined whether the adoption of SFAS No. 130 will have a material impact on the Company's consolidated financial position or results of operations.

The Company adopted Statement of Financial Accounting Standard No. 131, Disclosures about Segments of an Enterprise and Related Information,
(SFAS No. 131), for the preparation of the December 31, 1997 financial statements. SFAS No. 131 changes the way companies report segment information and requires segments to be determined based on how management measures performance and makes decisions about allocating resources. It also establishes standards for related disclosures about products, services, geographic areas and major customers. This statement superseded FASB Statement No. 14, Financial Reporting for Segments of a Business Enterprise, but retains the requirement to report information about major customers.
SFAS No. 131 requires, among other items, that a public business enterprise report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets, information about the revenues derived from the enterprise's products or services and services provided by operating segments.

The Company intends to adopt Statement of Financial Accounting Standard
No. 132, Employers' Disclosures about Pensions and Other Post Retirement Benefits (SFAS No. 132) in fiscal 1998. SFAS No. 132 supersedes the disclosure requirements of previously issued statements of Financial Accounting Standards, and amends the requirements for disclosure of such plans. As the Company does not currently offer any pension are post retirement benefits, management anticipates the impact of this statement to be immaterial.

             Aggregated Option/SAR Exercises in last FY
                  and Fy-End Options/SAR Values

                                            Number of
                                            Securities       Value of
                                            Underlying       Unexercised
                                            Unexercised      In-the-Money
                                            Options/SARs at  Options/SARs
                                            FY-End (#)       FY-End ($)
                 Shares Acquired    Value   Exercisable      Exercisable
Name             On Exercise (#)  Realized  Unexercisable    Unexercisable(1)

William J. Rex      -0-               -0-    112,000/-0-        $253,000/0

Donald C. Hannay    -0-               -0-     22,000/-0-        $ 46,750/0

Juan Arias          -0-               -0-        -0-                   -0-

(1)  12/31/97 close price $5-3/8 vs. option price.

No options have been granted under the Option Plan in 1997. The following table sets forth information from inception of Option Plan through
December 31, 1997 concerning the net number of options under the Option Plan that has been received by (i) each of the Company's current executive officers, (ii) each nominee for election as director, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees who are not executive officers:
                                                             No. of shares
                                                                covered by
Name of Person/Group    Position with the Company                Options

William J. Rex          Chairman of the Board, President
                        and Chief Executive
                        Officer; and Nominated Director          112,000

Donald C. Hannay, Sr.   Vice President of Sales and Marketing;
                        and Nominated Director                    22,000


All current executive officers as a group........................134,000

                 SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected KPMG Peat Marwich LLP as independent accountants of the Company for the year ending December 31, 1997 and further directed that the Company submit the selection of independent accountants for ratification by shareholders at the Company's annual meeting. Deloitte & Touche acted for the Company in such capacity for the year ended
December 31, 1996. Representatives of KPMG Peat Marwich LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                      SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 1998 Annual Meeting must be received at the Company's principal office no later than December 28, 1998 in order to be considered for inclusion in the proxy statement and form of proxy related to that meeting.

                          OTHER BUSINESS

The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgement.

                                    By order of the Board of Directors


                                    Cheryl L. Rex
                                    Secretary


DATED: April 20, 1998
Lancaster, California